SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                               _____________


                                  Form 8-K

           CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                       Commission File Number 1-10308

                               _____________

                         May 1, 2002 (May 1, 2002)
              Date of Report (Date Of Earliest Event Reported)


                            Cendant Corporation
           (Exact name of Registrant as specified in its charter)


         Delaware                                                06-0918165
(State or Other Jurisdiction of                              (IRS Employer
Incorporation or Organization)                               Identification No.)


9 West 57th Street, New York, New York                             10019
(Address of Principal Executive Office)                          (Zip Code)


                               (212) 413-1800
            (Registrant's telephone number, including area code)


                                    None
    (Former name, former address and former fiscal year, if applicable)


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Item 5.  Other Events.

         On May 4, 2001, Cendant Corporation (the "Company") and The Bank of New York, as trustee (the "Trustee") entered into an Indenture (the "Original Indenture") pursuant to which the Company issued Zero-Coupon Convertible Debentures due 2021 (the "Debentures"). On May 1, 2002, the Company and the Trustee entered into a First Supplemental Indenture under the Original Indenture (the "Supplemental Indenture") (the Original Indenture, as supplemented by the Supplemental Indenture, is hereinafter referred to as the "Indenture") to amend the terms of the Debentures to add cash interest payments of 3% per annum beginning May 5, 2002 through and including May 4, 2003 and to permit holders to require the Company to repurchase the Debentures on May 4, 2003. The Company will pay the cash interest semi-annually on November 4, 2002 and May 5, 2003 to holders of record at the close of business on October 4, 2002 and April 4, 2002, respectively. Holders may require the Company to repurchase the Debentures on May 4, 2002, 2003, 2004, 2006, 2008, 2011 and 2016.

         A copy of the Supplemental Indenture is attached as Exhibit 4.1 and is incorporated by reference in its entirety. A copy of the press release regarding the amendment of the terms of the Debentures is attached as Exhibit 99.1 and is incorporated by reference in its entirety.

Certain United States Federal Income Tax Consequences

         This discussion describes certain United States federal income tax consequences to holders of Debentures of the amendment to the terms of the Debentures. It applies only to holders that hold their Debentures as capital assets for United States federal income tax purposes at the effective time of the amendment. This section does not apply to holders that are members of a class of holders subject to special rules, such as dealers in securities or currencies, traders in securities that elect to use a mark-to- market method of accounting for their securities holdings, banks, life insurance companies, tax-exempt organizations, persons treated as partnerships for United States federal income tax purposes, persons that hold Debentures that are a hedge or that are hedged against interest rate risks, persons that hold Debentures as part of a straddle or conversion transaction for United States federal income tax purposes and persons whose functional currency for United States federal income tax purposes is not the U.S. dollar. If a partnership holds the Debentures, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partner in a partnership that holds Debentures should consult its tax advisor. In addition, the summary below does not address all of the tax consequences, such as state, local and foreign tax consequences, that may be relevant to holders of the Debentures.

         This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed Treasury Regulations, published rulings and court decisions as currently in effect, all of which are subject to change and differing interpretations, possibly on a retroactive basis.

         No statutory, administrative or judicial authority directly addresses the treatment of the amendment to the terms of the Debentures for United States federal income tax purposes. No rulings have been sought or are expected to be sought from the Internal Revenue Service (the "IRS") with respect to any of the United States federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. As a result, no assurance can be given that the IRS will agree with the tax characterizations and the tax consequences described below.

         The Company urges holders of Debentures to consult their tax advisors with respect to the tax consequences to them of the amendment to the terms of the Debentures in light of their particular circumstances, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in United States federal or other tax laws.

Consequences of the Amendment

         The Company believes that the amendment to the terms of the Debentures will be treated as an exchange of the Debentures (the "Old Debentures") for new debentures (the "New Debentures") that qualifies as a reorganization within the meaning of Section 368(a)(1)(E) of the Code. The remainder of this discussion assumes that the amendment will be treated as such. Accordingly, a holder of Old Debentures will not recognize gain or loss as a result of the amendment. A holder's tax basis in the New Debentures will equal the holder's adjusted tax basis in the Old Debentures, and a holder's holding period in the New Debentures will include the holder's holding period in the Old Debentures.

Classification of the New Debentures

         Pursuant to the terms of the Indenture, each holder of the Debentures has agreed, for United States federal income tax purposes, to treat the New Debentures as indebtedness for United States federal income tax purposes subject to the Treasury Regulations that govern contingent payment debt instruments and to be bound by our application of those regulations to the New Debentures, including our determination of the rate at which interest will be deemed to accrue on the New Debentures for United States federal income tax purposes. The remainder of this discussion assumes that the New Debentures will be treated in accordance with that agreement and our determinations. However, the proper application of the Treasury Regulations that govern contingent payment debt instruments to a holder of New Debentures is uncertain in a number of respects, and no assurance can be given that the IRS will not assert that the New Debentures should be treated differently or that such an assertion would not prevail. Such treatment could affect the amount, timing and character of income, gain or loss in respect of the New Debentures. In particular, it might be determined that a holder should have accrued interest income at a lower rate, should not have recognized income or gain upon a conversion, and should have recognized capital gain upon a taxable disposition of its New Debentures.

Interest Accruals

         Provided that a substantial amount of the New Debentures are traded on an established market, as defined in the relevant Treasury Regulations, as the Company expects to be the case, the issue price of the New Debentures will be the fair market value of the New Debentures on the effective date of the amendment. Pursuant to the contingent payment debt regulations, a holder of New Debentures will not recognize income as a result of the receipt of the cash interest payments referred to above. For purposes of calculating original issue discount on the New Debentures, the Company has determined that the comparable yield will be 9.2% compounded semi-annually. The Company's determination of the projected payment schedule for the New Debentures may be obtained by submitting a written request for it to the Company at the address set forth in the Indenture.

         A holder whose tax basis in the New Debentures differs from the issue price of the New Debentures must reasonably allocate any difference between the issue price and the holder's tax basis in the New Debentures to daily portions of interest or projected payments over the term of the New Debentures. If a holder's tax basis in the New Debentures is greater than the issue price of the New Debentures, the amount of the difference allocated to a daily portion of interest or to a projected payment is treated as a "negative adjustment" on the day the daily portion accrues or the payment is made, respectively. If a holder's tax basis in the New Debentures is less than the issue price of the New Debentures, the amount of the difference allocated to a daily portion of interest or to a projected payment is treated as a "positive adjustment" on the day the daily portion accrues or the payment is made, respectively. Any such negative or positive adjustment will decrease or increase, respectively, the holder's adjusted tax basis in the New Debentures. Any Forms 1099-OID received by holders will not reflect the effect of any such positive or negative adjustments.

         Except as set forth above, the United States federal income tax consequences to a holder of Debentures of the amendment to the terms of the Debentures do not differ from those set forth in the prospectus relating to the Debentures which forms part of the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission (File No. 333-65578).

         Because the proper federal income tax treatment of the amendment to the terms of the Debentures is uncertain in a number of respects, holders of Debentures should consult their tax advisors regarding the United States federal, state, local and foreign tax consequences of the amendment to the terms of the Debentures.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit No.                Description
-----------                -----------

4.1 First Supplemental Indenture, dated as of May 1, 2002, between Cendant Corporation and The Bank of New York, as trustee.

99.1 Press Release issued by Cendant Corporation dated May 1, 2002.


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                                 SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                            CENDANT CORPORATION


                                            By: /s/ Eric J. Bock
                                                -------------------------------
                                                Eric J. Bock
                                                Executive Vice President,
                                                     Law and Secretary


Date:    May 1, 2002

                            CENDANT CORPORATION
                         CURRENT REPORT ON FORM 8-K
                   Report Dated May 1, 2002 (May 1, 2002)


                                EXHIBIT LIST


Exhibit No.                Description
-----------                -----------

4.1 First Supplemental Indenture, dated as of May 1, 2002, between Cendant Corporation and The Bank of New York, as trustee.

99.1                       Press Release issued by Cendant Corporation dated
                           May 1, 2002.